NEWS RELEASE

LION COPPER ANNOUNCES UNIT PRIVATE PLACEMENT AND

ISSUANCE OF WARRANTS

September 20, 2024, Vancouver, British Columbia - Lion Copper and Gold Corp. ("Lion CG", or the "Company") (CSE: LEO) (OTCQB: LCGMF) is pleased to announce that it is offering on a non-brokered private placement up to 22,222,222 units (each, a "Unit") at a price of US$0.045 per Unit for gross proceeds of up to US$1,000,000.

Each Unit consists of one common share of the Company and one common share purchase warrant. Each warrant will entitle the holder to acquire one additional common share at a price of US$0.06 for a period of five years from the closing date of the Offering.  The Company intends to use the net proceeds of the Offering for general working capital purposes and repayment of debt.

The securities offered have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements. This news release does not constitute an offer to sell or the solicitation of any offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such province, state or jurisdiction.

The Company further announces that it has issued an aggregate of 41,707,215 common share purchase warrants of the Company to certain creditors, including insiders, that previously received common shares of the Company pursuant to a debt settlement announced by the Company on March 8, 2024.  Creditors in that debt settlement transaction received either shares only, or units each consisting of a share and a warrant.  In order to ensure all creditors receive equal consideration for their debt settlements, the Company agreed to issue warrants to creditors that previously received shares only, including insiders of the Company, provided such issuance was not restricted by stock exchange rules.  Each warrant is exercisable into one common share of the Company at a price of US$0.056 per common share for a period of five years from the date of issuance. In connection with the issuance of warrants to creditors that are insiders of the Company, the Company is relying on the exemptions from the formal valuation requirements contained in section 5.5(a) and section 5.7(1)(a) of MI 61-101 Protection of Minority Security Holders in Special Transactions.

About Lion CG

Lion Copper and Gold Corp. is a Canadian-based company advancing its flagship copper projects at Yerington, Nevada through an Option to Earn-in Agreement with Nuton LLC, a Rio Tinto Venture.

Further information can be found at www.lioncg.com

On behalf of the Board of Directors

Steven Dischler

Chief Executive Officer

775-463-9600

For more information please contact:

Email: info@lioncg.com

Website: www.lioncg.com

This news release includes forward-looking statements within the meaning of applicable securities laws. Except for statements of historical fact, any information contained in this news release may be a forward‐looking statement that reflects the Company's current views about future events and are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward‐looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "target," "seek," "contemplate," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. Although the Company believes that it has a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. The Company cannot assure that the actual results will be consistent with these forward-looking statements.  These forward‐looking statements speak only as of the date of this news release and the Company undertakes no obligation to revise or update any forward‐looking statements for any reason, even if new information becomes available in the future.